

<ARTICLE>                     5
<LEGEND>
     This Schedule contains summary financial information extracted from the
Company's consolidated balance sheets as of December 31, 1999 and September 30,
2000 and the related consolidated statements of operations for the year ended
December 31, 1999 and the nine months ended September 30, 2000 and is qualified in its entirety by reference to such consolidated financial statements.

     Amounts in thousands, except per share data
</LEGEND>

<PERIOD-TYPE>                   9-MOS                            12-MOS
<FISCAL-YEAR-END>                               DEC-31-1999                 DEC-31-2000
<PERIOD-END>                                    DEC-31-1999                 SEP-30-2000
<CASH>                                                5,750                      63,002
<SECURITIES>                                              0                           0
<RECEIVABLES>                                           414                       2,070
<ALLOWANCES>                                           (15)                        (76)
<INVENTORY>                                               0                           0
<CURRENT-ASSETS>                                      6,346                      65,907
<PP&E>                                                1,164                       4,588
<DEPRECIATION>                                         (76)                       (313)
<TOTAL-ASSETS>                                        7,905                     120,206
<CURRENT-LIABILITIES>                                 4,493                      12,058
<BONDS>                                                   0                      59,500
<PREFERRED-MANDATORY>                                     0                           0
<PREFERRED>                                              43                          66
<COMMON>                                                 13                          15
<OTHER-SE>                                            3,228                      22,706
<TOTAL-LIABILITY-AND-EQUITY>                          7,905                     120,206
<SALES>                                                 525                       3,695
<TOTAL-REVENUES>                                        525                       3,695
<CGS>                                                     0                           0
<TOTAL-COSTS>                                             0                           0
<OTHER-EXPENSES>                                          0                           0
<LOSS-PROVISION>                                         15                          61
<INTEREST-EXPENSE>                                    (293)                     (3,043)
<INCOME-PRETAX>                                    (19,066)                    (45,376)
<INCOME-TAX>                                              0                         392
<INCOME-CONTINUING>                                (19,066)                    (45,621)
<DISCONTINUED>                                            0                           0
<EXTRAORDINARY>                                           0                           0
<CHANGES>                                                 0                           0
<NET-INCOME>                                       (19,066)                    (45,621)
<EPS-BASIC>                                          (3.22)                      (7.82)
<EPS-DILUTED>                                        (3.22)                      (7.82)


